UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2009

YASHENG ECO-TRADE CORPORATION.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9107 Wilshire Blvd., Suite 450, Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 461-3559

With a copy to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
110 Wall Street, 11th Floor
New York, New York 10005
T: 516.833.5034
F: 516.977.1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement s of Certain Officers

On August 3, 2009, Eric Qian Wangwas apppointed as a director of Yasheng Eco-Trade Corporation (the ”Company”).  There are no understandings or arrangements between Mr. Wang and any other person pursuant to which he was appointed as director.  Mr. Wang does not have any family relationship with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Mr. Wang has never entered into a transaction, nor is there any proposed transaction, between Mr. Wang and the Company.

Since 2004, Mr. Wang has served as the Director of Engineering for the Yasheng Group (Pinksheets: YHGG).  From 2002 to present, Mr. Wang has serves as the Principal Engineer for Commecial Metals Company (NYSE: CMC).  In addition, Mr. Wang has served as a Structural Consultant for AQX Engineering, Inc. from June 2005 through June 2009 and a a Program Manager for Doubleclick, Inc. from June 2000 through June 2002.  Mr. Wang is a licensed professional engineer in civil engineering in the State of California.  Mr Wang received is BS and MS in Structural Engineering from Tongji University in Shanghai, China and an MS in Civil Engineering from the University of California, Berkeley.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YASHENG ECO-TRADE CORPORATION

By:	/s/ Yossi Attia
Name:	Yossi Attia
Title:	Chief Operating Officer

Date:	August 3, 2009
Beverly Hills, California